Exhibit (h)(3)(v)

AMENDMENT NO. 8 TO PARTICIPATION AGREEMENT

This AMENDMENT NO. 8 TO PARTICIPATION AGREEMENT (“Amendment”) is made and entered into this day of [August 30], 2023 by and among AMERICAN CENTURY VAIRABLE PORTFOLIOS, INC. (the “Fund”), AMERICAN CENTURY INVESTMENT SERVICES, INC (the “Distributor”), AMERICAN CENTURY INVESTMENT MANAGEMENT, INC. (the “Adviser”, and together with the Distributor and the Fund, “American Century”), and Empower Life & Annuity Insurance Company of New York (formerly Great-West Life & Annuity Insurance Company of New York and prior to that First Great-West Life & Annuity Insurance Company) (“FGWL&A”), on its own behalf and on behalf of its separate accounts described in Schedule A (the “Accounts”) of the Participation Agreement.

RECITALS

WHEREAS, American Century and FGWL&A are parties to a Participation Agreement, dated July 8, 1997, whereby the Accounts invest in shares of certain portfolios of the Fund;

WHEREAS, Protective Life and Annuity Insurance Company (“PLAIC”) and FGWL&A have entered into agreements whereby PLAIC re-insures and administers certain FGWL&A separate accounts, these agreements include a Power of Attorney whereby FGWL&A appoints and names PLAIC as FGWL&A’s lawful attorney-in-fact, for so long as the PLAIC is authorized to perform the services contemplated by the Participation Agreement and solely to the extent necessary to provide the services, (a) to do any and all lawful and appropriate acts that FGWL&A might have done with respect to the separate accounts, and (b) to proceed by all lawful means  to perform any and all of the FGWL&A’s obligations with respect to the separate accounts;

WHEREAS, the parties intend for this Amendment to effectuate and confirm that FGWL&A provides authorization to PLAIC to enter into, amend, and negotiate any and all provisions of the Participation Agreement between FGWL&A and American Century in connection with the Accounts; and

WHEREAS, the parties desire and agree to amend the Participation Agreement by deleting in its entirety Schedule A of the Agreement and replacing it with Schedule A attached hereto.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, which consideration is full and complete, the parties hereby agree as follows:

1.
To the extent applicable, the Participation Agreement between FGWL&A and American Century shall hereby be amended to include reference to PLAIC such that PLAIC shall be authorized, to perform and discharge the obligations of FGWL&A in accordance with the terms thereunder, and further, such that PLAIC shall be entitled to collect any and all sums due or payable to FGWL&A thereunder. For the avoidance of doubt, American Century shall have no obligation to pay directly to FGWL&A any sums due or payable to FGWL&A under the Participation Agreement which have been collected by PLAIC.

2.
Schedule A to the Participation Agreement is hereby deleted in its entirety and replaced with Schedule A as attached hereto.

3.
This Amendment shall be effective as of [October 5, 2020].

4.
All other terms and provisions of the Participation Agreement not amended herein shall remain in full force and effect.

5.
This Amendment may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument. A signed copy of this Amendment delivered by facsimile or by emailing a copy in .pdf form shall be treated as an original and shall bind all parties just as would the exchange of originally signed copies.

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed as of the date first above written.

AMERICAN CENTURY VARIABLE PORTFOLIOS, INC	PROTECTIVE LIFE AND ANNUITY INSURANCE COMPANY, as administrator and on behalf of EMPOWER LIFE & ANNUITY INSURANCE COMPANY OF NEW YORK
By: /s/ Patrick Bannigan ________	By: /s/ Steve Cramer _____________
Print Name: Patrick Bannigan ____	Print Name: Steve Cramer _________
Title: President ________________	Title: Chief Product Officer – Retirement Division __________

AMERICAN CENTURY INVESTMENT SERVICES, INC	EMPOWER LIFE & ANNUITY INSURANCE COMPANY OF NEW YORK
By: /s/ Kyle Langan ___________	By: /s/ Ryan Logsdon _______________
Print Name: Kyle Langan _______	Print Name: Ryan Logsdon __________
Title: Vice President____________	Title: Deputy General Counsel & Corporate Secretary _________________________

AMERICAN CENTURY INVESTMENT MANAGEMENT, INC.
By: /s/ Margie Morrison _________
Print Name: Margie Morrison ____
Title: Senior Vice President ______

SCHEDULE A
Separate Accounts

FGWL&A Accounts:

Variable Annuity-1 Series Account (GW34)
Variable Annuity-2 Series Account (GW35)